Exhibit 1.01

Alere Inc.

Conflict Minerals Report

For The Year Ended December 31, 2016

This Conflict Minerals Report of Alere Inc., including its consolidated subsidiaries (herein referred to as “Alere,” the “Company,” “we,” “us,” or “our”), for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “1934 Act”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (the “Conflict Minerals”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

If a registrant can establish that the relevant Conflict Minerals for the reporting year originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, it must submit a Form SD for that year which describes its reasonable country of origin inquiry (“RCOI”).

If a registrant knows or has reason to believe that any of the relevant Conflict Minerals for the reporting year may have originated in the Covered Countries, then it must exercise due diligence on the Conflict Minerals’ source and chain of custody. The registrant must also submit a Conflict Minerals Report (“CMR”) for that year to the SEC that includes a description of its due diligence measures.

1. Company and Products Overview

We deliver reliable and actionable health information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Our high-performance diagnostics for infectious disease, cardiometabolic disease and toxicology are designed to meet the growing global demand for accurate, easy-to-use and cost-effective near-patient tests. Our goal is to make Alere products accessible to more people around the world, even those located in remote and resource-limited areas, by making them affordable and usable in any setting. By making critical clinical diagnostic information available to doctors and patients in an actionable timeframe, Alere products help streamline healthcare delivery and improve patient outcomes. Our principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

Our products for which Conflict Minerals are necessary to their functionality or production (“Covered Products”) consist of the following:

•	Infectious disease diagnostic products, including Alere CD4 Analyzer, used to stage the progression of HIV, Alere™ I, a rapid, instrument-based, isothermal system for the qualitative detection of infectious diseases, and the Alere q Analyzer, which utilizes a single-use test cartridge to automatically extract, amplify and detect multiple molecular targets from a single patient sample;

•	Cardiometabolic products, such as our various Alere Triage cardiovascular tests, used in the diagnosis and assessment of cardiovascular disease, our epoc® Blood Analysis System, the first wireless point of care solution for testing blood gas, electrolytes and metabolites at the bedside, our Afinion Test System, which aids in the early detection of kidney disease often present in diabetic patients, the NycoCard Test System, used to determine the level of glycated hemoglobin in a patient’s blood, our INRatio Systems, which measures patient PT/INR levels (which was voluntarily withdrawn from the market in 2016), and the LDX analyzer, used to measure a patient’s cholesterol levels;

•	Toxicology or drugs of abuse tests, such as our Alere Triage TOX Drug Screen panel and our Alere Triage MeterPro system used to detect the presence of many of illicit and prescription drugs; and

•	Consumer point-of-care tests, such as pregnancy, fertility and ovulation tests.

Our exposure to Conflict Minerals arises primarily because most of the Covered Products contain electronic components, which can contain one or more Conflict Minerals.

2. Supply Chain Overview

We rely upon our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including any information they may have regarding the sources of Conflict Minerals that are supplied to them from their own upstream suppliers. We have adopted a Policy on Conflict Minerals, which is described below. Under that policy, we expressly state our expectation that our suppliers will perform similar due diligence on their own supply chains and provide their Conflict Minerals sourcing information to us. We have analyzed both our product components and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our RCOI and Conflict Minerals due diligence by identifying and reaching out to our suppliers that provide components or engage in manufacturing activities that are reasonably likely to contain Conflict Minerals.

3. Reasonable Country of Origin Inquiry

We conducted an analysis of our products by analyzing the materials lists of our operations to determine materials or components reasonably likely to contain Conflict Minerals and concluded that Conflict Minerals may be necessary to the functionality or production of the Covered Products. We then conducted our RCOI with respect to the suppliers of such materials through the use of the standard Conflict Minerals reporting templates developed jointly by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative

(GeSI), known as the Conflict-Free Sourcing Initiative (“CSFI”) or CFSI Reporting Template (the “Template”), and launched our RCOI survey to the pertinent suppliers beginning in March 2017. The Template was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a company’s supply chain. It includes questions regarding a company’s policy regarding Conflict Minerals, engagement with its direct suppliers and a listing of the smelters and refiners the company and its suppliers use. In addition, the Template contains questions about the origin of conflict minerals included in the products of the responding company, as well as supplier due diligence.

For 2016, we engaged the services of a consulting firm with supply chain expertise, including expertise in determining the sourcing of conflict minerals, to assist us with our RCOI.

We identified 67 suppliers for inclusion in our RCOI for 2016. We and our consulting firm contacted each supplier initially through e-mail and, for suppliers that either did not respond or that provided incomplete, inconsistent or unclear responses, through an escalating series of contacts, including additional e-mail messages and telephone calls. We received responses from 51% of our suppliers, a decline in the response rate that we reported for 2015.

We also performed certain quality assurance procedures with respect to the data we received. Working with our consulting firm, we evaluated supplier responses for plausibility, consistence and gaps. If the consulting firm identified any of the following quality concerns, it automatically contacted the supplier for supplemental information:

•	one or more smelters or refiners were listed for an unused Conflict Mineral;

•	no smelter or refiner information was provided for a used Conflict Mineral, or an identified smelter or refiner was not a verified processor for the Conflict Mineral;

•	the supplier confirmed sourcing from the Covered Countries, but the smelters and refiners listed are not known to source from the region;

•	the supplier indicated that it had not received data for each Conflict Mineral from all relevant suppliers;

•	the supplier indicated it had not identified all of the smelters and refiners used for the products included in the declaration scope;

•	the supplier indicated it had not provided all applicable smelter and refiner information received; or

•	the supplier indicated that 100% of the Conflict Minerals for products covered by the declaration originated from recycled or scrap sources, but one or more smelters or refiners listed are not known to be exclusive recyclers.

Of the responding suppliers, 43% indicated that one or more Conflict Minerals were necessary to the functionality or production of the products supplied to us. The responding suppliers provided us with information regarding 310 known and active smelters and refiners that they had identified as actual or potential sources of Conflict Minerals in our supply chain. The responding suppliers also identified an additional 42 potential smelters and refiners that have not been verified.

Based on the information we obtained through our RCOI, we concluded that we had reason to believe that some of the Conflict Minerals in our supply chain for 2016 were or may have been sourced from the Covered Countries. Accordingly, under Rule 13p-1 of the 1934 Act, we were required to perform due diligence on the source and chain of custody of such Conflict Minerals and prepare this Conflict Minerals Report to disclose the results of our efforts.

4. Design of Our Due Diligence Process

Our due diligence processes and efforts have been designed to conform in all material respects with the five-step framework recommended by the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), and the related Supplements for gold and for tin, tantalum and tungsten.

5. Due Diligence Measures Performed

Step 1. Establishment of Strong Management Systems

Our Conflict Minerals due diligence process includes: the development of a Policy on Conflict Minerals, which is posted on our website at www.alere.com under “Corporate Responsibility” (http://www.alere.com/en/home/about/conflict-minerals.html), the establishment of governance structures with cross-functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement, record keeping and escalation procedures.

Conflict Minerals Policy

Alere Inc. has adopted the following policy on Conflict Minerals:

ALERE INC.

POLICY ON CONFLICT MINERALS

In August 2012, Section 1502 of the Dodd-Frank Act was finalized with specific language relating to “conflict minerals,” which include tin, tantalum, tungsten, and gold derived in The Democratic Republic of Congo (DRC) or surrounding countries. Some of the mining operations in the DRC are controlled by warring militias who are believed to finance armed conflict with profits from the sale of these minerals. This on-going conflict has been linked to human rights violations, labor abuses, and environmental destruction.

Alere is committed to the responsible sourcing of materials through compliance with the conflict mineral disclosure requirements. The new rules require companies with securities registered in the US that use conflict minerals in their products to determine whether those minerals originated in the DRC or surrounding countries, and disclose this annually on Form SD filed with the Securities and Exchange Commission.

While our supply chain is complex and tracing the source of minerals used in our products is a challenge, we are committed to complying with the new reporting requirements and we have implemented appropriate compliance measures. These include reasonable country of origin inquiries and additional supply chain due diligence that follows the framework of the Organisation for Economic Co-operation and Development. We expect our suppliers to perform similar due diligence on their own supply chains and to otherwise cooperate with us as necessary to support these efforts.

Conflict Minerals Compliance Team

Alere has established a system for complying with the applicable rules. We developed a Conflict Minerals Compliance Team, currently comprised of our Vice President, Global Logistics, our Senior Director, Operations Program, our Indirect Category Manager, Professional Services and our Associate General Counsel. The Conflict Minerals Compliance Team reports directly to our Chief Financial Officer and Executive Vice President. The team established a worldwide compliance process consistent with the OECD due diligence framework and put into place an appropriate process to facilitate future compliance.

System of Controls and Transparency over Supply Chain

We have worked to identify upstream actors in our supply chain through the utilization of the Template. The Template facilitates the collection of information from our supply chain regarding Conflict Mineral country of origin and smelters and refiners being utilized. The Template also identifies new smelters and refiners.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we previously established a program of periodic outreach and training for our relevant worldwide purchasing agents and/or supplier representatives and established both an internal system and an external system to analyze and follow-up on supplier responses to our RCOI. These efforts have allowed us to render the conclusions and statements annotated in this report.

We also introduced our relevant suppliers to our consulting firm’s Conflict Minerals Supplier Resources Center, an online educational tool designed to facilitate a deeper understanding of our Conflict Minerals compliance program and educate suppliers regarding the reasons for requesting information regarding Conflict Minerals.

Grievance Mechanism

Alere has established a Policy on Conflict Minerals, which is posted on our website. Alere also provides an ethics hotline to report any concerns about violations of Alere’s Code of Conduct and provides a mechanism for escalating any issues and concerns.

Maintenance of Records

Alere has established a documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database in accordance with our record retention policy.

Step 2. Assessment of Risk in the Supply Chain

We compared the smelters and refiners identified by our suppliers against the list of facilities that have received a “DRC conflict free” designation from any of three internationally recognized certification programs: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification program.

We and our consulting firm also conducted additional research, including consultation with industry associations and direct outreach to smelters and refiners to verify information provided by suppliers. We then identified a list of smelters and refiners for which there was reason to believe that they may be sourcing from the Covered Countries.

Step 3. Implementation of Strategies to Respond to Identified Risks

Alere has a risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. As part of this year’s due diligence efforts, we or our consulting firm contacted smelters and refiners that have not been certified as “DRC conflict free” in order to assess their sourcing practices, including countries of origin and transfer, and due diligence or chain-of-custody procedures. This review included an evaluation of whether the identified smelters and refiners had documented, effective and communicated “conflict-free” policies in place, relevant accounting systems and traceability documentation.

In addition, as described above, we participate in the EICC-GeSI CFSI industry-wide initiative to disclose upstream actors in the supply chain. To ensure suppliers understand our expectations, we have posted our Policy on Conflict Minerals on our website. We intend to work with suppliers to ensure compliance with our Policy on Conflict Minerals.

Step 4. Independent Third-Party Audit

We do not have a direct relationship with Conflict Minerals smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with Conflict Minerals. We rely upon the industry (for example, EICC and CFSI) efforts to influence smelters and refiners to get audited and certified through CFSI’s Conflict-Free Smelter (“CFS”) program.

Step 5. Reporting on Due Diligence

Through the preparation and filing of this report, Alere has made a public report regarding its Conflict Minerals compliance program. This report is also available on our corporate website at http://www.alere.com/en/home/about/conflict-minerals.html. Alere will report annually on its Conflict Minerals compliance efforts as and to the extent required by Rule 13p-1 of the 1934 Act.

5. Due Diligence Results

To the extent reasonably determinable through our due diligence process as described above, we believe that the smelters and refiners that were used to process the Conflict Minerals for the Covered Products for 2016 may have included the 310 known and active smelters and refiners listed in Annex A, and potentially one or more of the 42 additional companies identified by our suppliers, which are listed in Annex B, but which we could not identify as known and active smelters or refiners. Of the 310 known and active smelters and refiners identified by our suppliers, 262, or approximately 84%, have been certified as “DRC conflict free” by one or more of three internationally recognized programs: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification program. Of the 50 smelters and refiners not certified as “DRC conflict free” by one of these three internationally recognized programs, we were able to obtain country of origin information (including recycled or scrap sources) for the Conflict Minerals processed by 36. Of those 36 smelters and refiners, only one company indicated that it sourced Conflict Minerals from countries that included the Covered Countries. For this company, we did not receive any more detailed information about the source or chain of custody of the Conflict Minerals it obtained from the Covered Countries.

We believe that the countries of origin of the Conflict Minerals contained in the Covered Products for 2016 include the countries listed in Annex C. At this time, we are unable to form the basis for a reasonable belief as to which of the smelters and refiners named by our suppliers processed the specific Conflict Minerals that were necessary to the functionality or production of the Covered Products.

6. Anticipated Future Actions

We intend to take the following steps to continue to improve our due diligence and further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Enhance or continue supplier communication and training to improve due diligence data accuracy and completion.

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Engage any of our suppliers found to be supplying us with Conflict Minerals and encourage such suppliers to comply with our Policy on Conflict Minerals.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk that our sourcing of Conflict Minerals might benefit armed groups. All forward-looking statements involve risk and uncertainty, and a number of important factors may cause actual results to differ from those indicated by the forward-looking statements. These factors include, among others, potential changes in regulatory and industry priorities, actual and potential loss of supplier focus on Conflict Minerals reporting and due diligence, continued lack of responsiveness from some participants in the supply chain and cost considerations. When considering these forward-looking statements, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

ANNEX A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Gold	Abington Reldan Metals, LLC	United States	YES
Gold	Advanced Chemical Company	United States	YES
Gold	Aida Chemical Industries Co., Ltd.	Japan	YES
Gold	Al Etihad Gold	United Arab Emirates	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	YES
Gold	AngloGold Ashanti	Brazil	YES
Gold	Argor-Heraeus SA	Switzerland	YES
Gold	Asahi Pretec Corporation	Japan	YES
Gold	Asahi Refining Canada Limited	Canada	YES
Gold	Asahi Refining USA Inc.	United States	YES
Gold	Asaka Riken Co., Ltd.	Japan	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	NO
Gold	AU Traders and Refiners	South Africa	YES
Gold	Aurubis AG	Germany	YES
Gold	Bangalore Refinery	India	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	YES
Gold	Boliden AB	Sweden	YES
Gold	C. Hafner GmbH + Co. KG	Germany	YES
Gold	Caridad	Mexico	NO
Gold	CCR Refinery - Glencore Canada Corporation	Canada	YES
Gold	Cendres + Métaux SA	Switzerland	YES
Gold	Chimet S.p.A.	Italy	YES
Gold	Chugai Mining	Japan	NO
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	YES
Gold	DODUCO GmbH	Germany	YES
Gold	Dowa	Japan	YES
Gold	DSC (Do Sung Corporation)	Korea, Republic of	YES
Gold	Eco-System Recycling Co., Ltd.	Japan	YES
Gold	Elemetal Refining, LLC	United States	YES
Gold	Emirates Gold DMCC	United Arab Emirates	YES
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	NO
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China	NO
Gold	Geib Refining Corporation	United States	YES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	China	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	YES
Gold	Guangdong Jinding Gold Limited	China	NO
Gold	Gujarat Gold Centre	India	NO
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	NO
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	NO
Gold	Heimerle + Meule GmbH	Germany	YES
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China	NO
Gold	Heraeus Metals Hong Kong Ltd	China	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	China	NO
Gold	HwaSeong CJ Co. Ltd	Korea, Republic of	NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	YES
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	YES
Gold	Istanbul Gold Refinery	Turkey	YES
Gold	Japan Mint	Japan	YES
Gold	Jiangxi Copper Company Limited	China	YES
Gold	Johnson Matthey Chemicals Ltd.	United Kingdom	NO
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	YES
Gold	JSC Uralelectromed	Russian Federation	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	YES
Gold	Kaloti Precious Metals	United Arab Emirates	NO
Gold	Kazzinc	Kazakhstan	YES
Gold	Kennecott Utah Copper LLC	United States	YES
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	YES
Gold	Kojima Chemicals Co., Ltd.	Japan	YES
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	YES
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	YES
Gold	L’azurde Company For Jewelry	Saudi Arabia	NO
Gold	Lingbao Gold Company Ltd.	China	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	NO
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	NO

Gold	Materion	United States	YES
Gold	Matsuda Sangyo Co., Ltd.	Japan	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	China	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	YES
Gold	Metalor Technologies (Suzhou) Co Ltd	China	YES
Gold	Metalor Technologies SA	Switzerland	YES
Gold	Metalor USA Refining Corporation	United States	YES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	YES
Gold	Mitsubishi Materials Corporation	Japan	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	YES
Gold	MMTC-PAMP India Pvt., Ltd.	India	YES
Gold	Modeltech Sdn Bhd	Malaysia	YES
Gold	Morris and Watson	New Zealand	NO
Gold	Moscow Special Alloys Processing Plant	Russian Federation	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	YES
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	YES
Gold	Nihon Material Co., Ltd.	Japan	YES
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	YES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	YES
Gold	OJSC Novosibirsk Refinery	Russian Federation	YES
Gold	PAMP S.A.	Switzerland	YES
Gold	Penglai Penggang Gold Industry Co Ltd	China	NO
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	YES
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	YES
Gold	PX Precinox SA	Switzerland	YES
Gold	Rand Refinery (Pty) Ltd.	South Africa	YES
Gold	Remondis Argentia B.V.	Netherlands	NO
Gold	Republic Metals Corporation	United States	YES
Gold	Royal Canadian Mint	Canada	YES
Gold	SAAMP	France	YES
Gold	Sabin Metal Corp.	United States	NO
Gold	SAFINA A.S.	Czech Republic	NO
Gold	Sai Refinery	India	NO
Gold	Samduck Precious Metals	Korea, Republic of	YES
Gold	SAMWON METALS Corp.	Korea, Republic of	NO
Gold	SAXONIA Edelmetalle GmbH	Germany	YES
Gold	Schone Edelmetaal B.V.	Netherlands	YES
Gold	SEMPSA Joyería Platería SA	Spain	YES
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	YES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	YES
Gold	Singway Technology Co., Ltd.	Taiwan	YES
Gold	So Accurate Group, Inc.	United States	NO
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	YES
Gold	Solar Applied Materials Technology Corp.	Taiwan	YES
Gold	Sudan Gold Refinery	Sudan	NO
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	YES
Gold	Sungeel Hitech Co., Ltd.	Korea, Republic of	YES
Gold	T.C.A S.p.A	Italy	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	YES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	YES
Gold	Tokuriki Honten Co., Ltd.	Japan	YES
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China	NO
Gold	Tony Goetz NV	Belgium	NO
Gold	Torecom	Korea, Republic of	YES
Gold	Umicore Brasil Ltda.	Brazil	YES
Gold	Umicore Precious Metals Thailand	Thailand	YES
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	YES
Gold	United Precious Metal Refining, Inc.	United States	YES
Gold	Universal Precious Metals Refining Zambia	Zambia	NO
Gold	Valcambi SA	Switzerland	YES
Gold	Western Australian Mint trading as The Perth Mint	Australia	YES
Gold	WIELAND Edelmetalle GmbH	Germany	YES
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	YES
Gold	Yokohama Metal Co., Ltd.	Japan	YES
Gold	Yunnan Copper Industry Co Ltd	China	NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	YES

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	YES
Tantalum	Conghua Tantalum and Niobium Smeltry	China	YES
Tantalum	D Block Metals, LLC	United States	YES
Tantalum	Duoluoshan	China	YES
Tantalum	Exotech Inc.	United States	YES
Tantalum	F&X Electro-Materials Ltd.	China	YES
Tantalum	FIR Metals & Resource Ltd.	China	YES
Tantalum	Global Advanced Metals Aizu	Japan	YES
Tantalum	Global Advanced Metals Boyertown	United States	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	YES
Tantalum	H.C. Starck Co., Ltd.	Thailand	YES
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	YES
Tantalum	H.C. Starck Inc.	United States	YES
Tantalum	H.C. Starck Ltd.	Japan	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	YES
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	YES
Tantalum	Jiangxi Tuohong New Raw Material	China	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	YES
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	YES
Tantalum	KEMET Blue Metals	Mexico	YES
Tantalum	Kemet Blue Powder	United States	YES
Tantalum	King-Tan Tantalum Industry Ltd.	China	YES
Tantalum	LSM Brasil S.A.	Brazil	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	India	YES
Tantalum	Mineração Taboca S.A.	Brazil	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	YES
Tantalum	NPM Silmet AS	Estonia	YES
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of	YES
Tantalum	QuantumClean	United States	YES
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	YES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	YES
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	YES
Tantalum	Taki Chemical Co., Ltd.	Japan	YES
Tantalum	Telex Metals	United States	YES
Tantalum	Tranzact, Inc.	United States	YES
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	YES
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	YES
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	YES

Tin	Alpha	United States	YES
Tin	An Thai Minerals Company Limited	Viet Nam	NO
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	NO
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China	YES
Tin	China Tin Group Co., Ltd.	China	YES
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	NO
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	YES
Tin	CV Ayi Jaya	Indonesia	YES
Tin	CV Dua Sekawan	Indonesia	YES
Tin	CV Gita Pesona	Indonesia	YES
Tin	CV Serumpun Sebalai	Indonesia	YES
Tin	CV Tiga Sekawan	Indonesia	YES
Tin	CV United Smelting	Indonesia	YES
Tin	CV Venus Inti Perkasa	Indonesia	YES
Tin	Dowa	Japan	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	YES
Tin	Elmet S.L.U.	Spain	YES
Tin	EM Vinto	Bolivia	YES
Tin	Estanho de Rondônia S.A.	Brazil	NO
Tin	Fenix Metals	Poland	YES
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	YES
Tin	Gejiu Jinye Mineral Company	China	YES
Tin	Gejiu Kai Meng Industry and Trade LLC	China	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	NO
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	YES
Tin	Huichang Jinshunda Tin Co. Ltd	China	NO
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	YES
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	YES
Tin	Melt Metais e Ligas S.A.	Brazil	YES
Tin	Metallic Resources, Inc.	United States	YES
Tin	Metallo-Chimique N.V.	Belgium	YES
Tin	Mineração Taboca S.A.	Brazil	YES
Tin	Minsur	Peru	YES
Tin	Mitsubishi Materials Corporation	Japan	YES
Tin	Modeltech Sdn Bhd	Malaysia	NO
Tin	Nankang Nanshan Tin Co., Ltd.	China	NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	YES
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	YES
Tin	Operaciones Metalurgical S.A.	Bolivia	YES
Tin	PT Aries Kencana Sejahtera	Indonesia	YES
Tin	PT Artha Cipta Langgeng	Indonesia	YES
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	YES
Tin	PT Babel Inti Perkasa	Indonesia	YES
Tin	PT Bangka Prima Tin	Indonesia	YES
Tin	PT Bangka Tin Industry	Indonesia	YES
Tin	PT Belitung Industri Sejahtera	Indonesia	YES
Tin	PT Bukit Timah	Indonesia	YES
Tin	PT Cipta Persada Mulia	Indonesia	YES
Tin	PT DS Jaya Abadi	Indonesia	YES
Tin	PT Eunindo Usaha Mandiri	Indonesia	YES
Tin	PT Inti Stania Prima	Indonesia	YES
Tin	PT Justindo	Indonesia	NO
Tin	PT Karimun Mining	Indonesia	YES
Tin	PT Kijang Jaya Mandiri	Indonesia	YES
Tin	PT Lautan Harmonis Sejahtera	Indonesia	YES
Tin	PT Menara Cipta Mulia	Indonesia	YES
Tin	PT Mitra Stania Prima	Indonesia	YES
Tin	PT O.M. Indonesia	Indonesia	YES
Tin	PT Panca Mega Persada	Indonesia	YES
Tin	PT Prima Timah Utama	Indonesia	YES
Tin	PT Refined Bangka Tin	Indonesia	YES
Tin	PT Sariwiguna Binasentosa	Indonesia	YES
Tin	PT Stanindo Inti Perkasa	Indonesia	YES
Tin	PT Sukses Inti Makmur	Indonesia	YES
Tin	PT Sumber Jaya Indah	Indonesia	YES
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	YES
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	YES
Tin	PT Tinindo Inter Nusa	Indonesia	YES
Tin	PT Tirus Putra Mandiri	Indonesia	NO
Tin	PT Tommy Utama	Indonesia	YES
Tin	PT WAHANA PERKIT JAYA	Indonesia	YES
Tin	Resind Indústria e Comércio Ltda.	Brazil	YES
Tin	Rui Da Hung	Taiwan	YES
Tin	Soft Metais Ltda.	Brazil	YES
Tin	Thaisarco	Thailand	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	NO
Tin	VQB Mineral and Trading Group JSC	Viet Nam	YES
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China	YES
Tin	Yunnan Tin Group (Holding) Company Limited	China	YES

Tungsten	A.L.M.T. Corp.	Japan	YES
Tungsten	ACL Metais Eireli	Brazil	NO
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	YES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	YES
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China	NO
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	YES
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	NO
Tungsten	Global Tungsten & Powders Corp.	United States	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	YES
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	YES
Tungsten	H.C. Starck Tungsten GmbH	Germany	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	YES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	YES
Tungsten	Hydrometallurg, JSC	Russian Federation	YES
Tungsten	Japan New Metals Co., Ltd.	Japan	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	YES
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	NO
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	YES
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	NO
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	YES
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	YES
Tungsten	Kennametal Fallon	United States	YES
Tungsten	Kennametal Huntsville	United States	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	YES
Tungsten	Moliren Ltd	Russian Federation	YES
Tungsten	Niagara Refining LLC	United States	YES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	YES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	YES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	YES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	YES
Tungsten	Unecha Refractory Metals Plant	Russian Federation	YES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	YES
Tungsten	Wolfram Bergbau und Hütten AG	Austria	YES
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	YES
Tungsten	Xiamen Tungsten Co., Ltd.	China	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	YES
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	YES

ANNEX B

Smelter Name

AURA-II
China Minmetals
CINTAS METALICAS S.A.
CV Duta Putra Bangka
CV Makmur Jaya
Dayu Jincheng Tungsten Industry Co., Ltd.
Dayu Weiliang Tungsten Co., Ltd.
Faggi Enrico S.p.A.
Feinhütte Halsbrücke GmbH
Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Hongqiao Metals (Kunshan) Co., Ltd.
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Kazakhmys Smelting LLC
Kunshan shenghan
Linwu Xianggui Smelter Co
Materials Eco-Refining CO.,LTD
Ningxia Nonferrous Metals Smeltery
Novosibirsk Processing Plant Ltd.
OJSC Kolyma Refinery
Phoenix Metal Ltd
Plansee
Plansee SE Liezen
Plansee SE Reutte
Pobedit, JSC
PT Alam Lestari Kencana
PT Bangka Kudai Tin
PT Bangka Putra Karya
PT Bangka Timah Utama Sejahtera
PT BilliTin Makmur Lestari
PT Donna Kembara Jaya
PT Fang Di MulTindo
PT Seirama Tin investment
PT Yinchendo Mining Industry
Sanher Tungsten Vietnam Co., Ltd.
SHEFFIELD SMELTING CO. LTD
Super Ligas
TOO Tau-Ken-Altyn
Wolfram Company CJSC
Xianghualing Tin Co., Ltd.
Zhongkuang Group Co,.Ltd.
Zhongshan Jinye Smelting Co., Ltd

ANNEX C

Country of Origin

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC— Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos

15

Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe